                                      8-K
                                 Current Report



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 17, 1998



                         MORGAN STANLEY CAPITAL I INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   333-62911               13-3291626
(State or other Jurisdiction        (Commission          (I.R.S. Employer
       Incorporation)               File Number)       Identification Number)


                               -----------------


                                 1585 Broadway
                                   2nd Floor
                           New York, New York 10036
                         (principal executive offices)
                                (212) 761-4000



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Item 5. OTHER EVENTS
--------------------

     Description of the Certificates

     Morgan Stanley Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-62911, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 1998-HF2 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, GMAC Commercial Mortgage Corporation, as master servicer and as special servicer, LaSalle National Bank, as Trustee and ABN AMRO Bank, N.V., as fiscal agent.

     Computational Materials

     Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A1, Class A2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral terms sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Heller Financial Capital Funding, Inc. and/or Morgan Stanley Mortgage Capital Inc. and under certain assumptions and scenarios.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

EXHIBIT NO. 99  DESCRIPTION
---------------------------

     Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

     Such Computational Materials are not required to be filed electronically, but have been filed manually with the Commission.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 17, 1998


MORGAN STANLEY CAPITAL I INC.


By: /s/ Russell Rahbany
    -----------------------
    Name: Russell Rahbany
    Title: Vice President